Exhibit 99.1

Cipherloc Agrees to Acquire SideChannel Inc. Expanding Cybersecurity Service and Product Offering

Acquisition Expected to Provide Access to Complementary Growth Markets

AUSTIN, TX – May 18, 2022 – Cipherloc Corporation (OTCQB:CLOK) (“Cipherloc”), a developer of advanced encryption technology, today announced that it has entered into an agreement to acquire SideChannel Inc. (“SideChannel”), a cybersecurity services company providing virtual Chief Information Security Officer (“vCISO”) services augmented by additional privacy management tools and capabilities. The combined entity would pair highly-skilled cybersecurity talent with software tools. Both companies share a vision to offer a comprehensive solution to resource constrained organizations in need of a multi-layered cybersecurity defense.

“We anticipate that this acquisition will empower us to fulfill our mutual ambitions to improve and simplify cybersecurity for emerging and middle market companies,” said SideChannel CEO Brian Haugli. “We believe every company – regardless of size – deserves an excellent cybersecurity program. SideChannel’s vCISO platform offers best-in-class solutions for companies traditionally underserved by the big players. Middle market companies deserve to reduce risk, as much as anyone else, so that they can win more business and protect their customers. We believe this business combination will further enable these customers to receive the highest level of vCISO services coupled with software solutions tailored to their unique needs and budgets.”

Tom Wilkinson, Cipherloc Chairman said, “Cipherloc is building a subscription-based software portfolio starting with Cipherloc Enclave. We expect that SideChannel’s growing client base and expanding team of security and privacy professionals will make us a smarter software shop by feeding our development team with innovative, relevant ideas and reducing our cycle times.” Wilkinson added, “The combination of these two companies creates a game-changing growth platform in a fast-growing industry expected to reach $500 billion by 2030 according to Grand View Research. Tech-enabled services and solutions, like our offering, are projected to dominate a significant portion of that spend.”

An accomplished former CISO himself, Haugli founded SideChannel in 2017 and steadily expanded its service offering and customer base. To date, the company has attracted more than 20 vCISOs and serves more than 50 clients; including GoFundMe, CrispR Therapeutics, Cotopaxi, Virgin Voyages and Talos. Customers span the fintech, biotech, healthcare, manufacturing, defense and technology services industries. SideChannel reported revenue of $2.6 million for the fiscal year ended September 30, 2021, a 114% increase from $1.2 million in revenue the prior fiscal year.

A compensation benchmark study of 458 Chief Information Security Officers (CISO) by IANS Research & Artico Search found the average total compensation package for a full-time CISO is $463,000. Demand for CISOs is expected to increase given the SEC’s new rule requiring cybersecurity expertise on the boards of publicly-traded companies. Market forces and costs put these essential personnel out of reach for most growing companies. President Biden’s recent memo calling on private businesses to harden their defenses to protect national security and the continued demand for infrastructure to support remote work and health appointments including bring-your-own device policies, network segmentation, and cloud security requirements also add to the need for companies to employ security executives.

SideChannel’s vCISO model provides companies access to C-suite level cybersecurity professionals at potentially lower cost than building an in-house cybersecurity team. SideChannel specializes in building appropriately sized solutions for a company’s unique needs and level of maturity. Management of the combined company plans to capture market share by focusing on the section of the market underserved by larger solutions providers - startups and mid-market companies.

Cipherloc’s agreement to acquire SideChannel is subject to standard closing conditions including approval by FINRA. Cipherloc can provide no assurances that these closing conditions will be satisfied or that this acquisition will occur. If the closing conditions are met, then the current shareholders of SideChannel will receive 59,900,000 shares of Cipherloc common stock and 100 shares of Cipherloc convertible preferred stock that includes a board designation right. Each preferred stock share would convert into one share of common stock. The SideChannel shareholders would receive an additional 59,900,000 shares of Cipherloc common stock if SideChannel achieves a $5.5 million revenue milestone.

Cipherloc has published a presentation on its website to provide more details on the business combination resulting from this transaction. Cipherloc will host an investor conference call on Thursday, May 19, 2022 at 5 PM EDT to discuss the transaction and answer questions received in advance. A live and archived webcast of the call plus the concurrent presentation slides will be available on the Cipherloc website at www.cipherloc.net. Those wishing to join by audio only can dial +1-973-528-0011 and using access code 764904. The slides will be posted on the Investors section of Cipherloc’s website for separate download. To submit a proposed question for the conference call, please email Cipherloc investor relations at mkreps@darrowir.com.

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About SideChannel

SideChannel is committed to helping mid-market companies create top-tier cybersecurity programs, to protect all they have built. SideChannel deploys the field’s most skilled and experienced talent to harden their defenses against cybercrime, in its many forms. The collective of 20+ C-suite level information security officers possess a combined 439 years of experience between them. To date, SideChannel has created more than 50 multi-layered cybersecurity programs for its clients. Learn more at sidechannel.com.

About Cipherloc Corporation (OTCQB: CLOK)

Cipherloc Corporation provides advanced technology and expertise to secure your data and safeguard your privacy with the speed you need today and the agility you’ll need tomorrow. Cipherloc Enclave, the Company’s micro segmentation product, is the simple, effective and secure way to protect data and reduce risk while enhancing team productivity. Built with the user in mind, Cipherloc Enclave makes encryption accessible and available. Learn more at www.cipherloc.net.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Cipherloc’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Cipherloc, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to satisfy the closing conditions of the acquisition, our ability to integrate the operations of SideChannel into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents Cipherloc files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Cipherloc’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Cipherloc cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Cipherloc undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Cipherloc. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

214-597-8200

mkreps@darrowir.com